                                                                    EXHIBIT 99.1


                                [GRAPHIC OMITTED]



     RENAISSANCERE REPORTS OPERATING INCOME OF $137.8 MILLION FOR 2004 FIRST
         QUARTER; OPERATING EPS OF $1.93 PER COMMON SHARE FOR THE FIRST
             QUARTER OF 2004 VS. $1.84 FOR THE FIRST QUARTER OF 2003

      $170.4 MILLION NET INCOME FOR THE FIRST QUARTER OF 2004; EPS OF $2.38 FOR THE FIRST QUARTER OF 2004 VS. EPS OF $2.14 FOR THE FIRST QUARTER OF 2003

          MANAGED SPECIALTY REINSURANCE PREMIUM GROWS TO $258.0 MILLION
                       COMPARED TO $205.8 MILLION IN 2003

         INDIVIDUAL RISK SEGMENT PREMIUM GROWS TO $119.9 MILLION FOR THE
             FIRST QUARTER OF 2004 COMPARED TO $63.8 MILLION IN 2003

   ACHIEVES FIRST QUARTER 2004 ANNUALIZED OPERATING RETURN ON EQUITY OF 25.5%


PEMBROKE, BERMUDA, MAY 4, 2004 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $137.8 million in first quarter net operating income available to common shareholders, compared to $130.2 million in the first quarter of 2003. Operating income excludes realized investment gains of $32.5 million and $21.1 million in the first quarters of 2004 and 2003, respectively. Operating income per common share grew to $1.93 in the first quarter of 2004, from $1.84 per common share in the first quarter of 2003. Net income available to common shareholders rose 13% to $170.4 million or $2.38 per common share in the quarter, from $151.3 million or $2.14 per common share for the same quarter of 2003.

James N. Stanard, Chairman and CEO, commented: "This quarter demonstrates the increasing diversification of RenaissanceRe's business mix. Strong first quarter growth in Individual Risk and specialty reinsurance positions us well to meet our targeted 2004 growth rates in these lines of 30% and 20%, respectively, and more than offset the 5% decline in gross managed cat premium, which was in line with our expectations. We also benefited from another quarter of light catastrophes, and continued to deliver strong returns on equity and growth in book value per share."

FIRST QUARTER 2004 RESULTS:
---------------------------

PREMIUMS
--------

Gross premiums written for the first quarter of 2004 were $780.3 million, compared to $685.2 million for the same quarter of 2003. Gross premiums written include $660.4 million in gross premiums written for the Company's Reinsurance segment in the first quarter of 2004, compared to $621.3 million for the same quarter of 2003; and $119.9 million in gross premiums written for the Company's Individual Risk segment in the first quarter of 2004, compared to $63.8 million for the same quarter of 2003. Net premiums written for the first quarter of 2004 were $706.0 million, versus $590.4 million for the same quarter of 2003. Net premiums written include $596.2 million in net premiums written for the Company's Reinsurance segment in the first quarter of 2004, compared to $557.9 million for the same quarter of 2003; and $109.8 million in net premiums written for the Company's Individual Risk segment in the first quarter of 2004, compared to $32.5 million for the same quarter of 2003.

Net premiums earned for the first quarter of 2004 were $309.6 million, compared to $263.5 million for the same quarter of 2003. Net premiums earned include $208.8 million in net premiums earned for the Company's Reinsurance segment in the first quarter of 2004, compared to $200.4 million for the same quarter of 2003; and $100.8 million in net premiums earned for the Company's Individual Risk segment in the first quarter of 2004, compared to $63.0 million for the same quarter of 2003.

Premiums for the first quarter of 2004 include $130.8 million of gross written premiums and $128.7 million of net written premiums and $47.0 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re during the first quarter of 2004, compared to $126.5 million of gross and net written premiums and $49.1 million of net premiums earned by DaVinci Re during the first quarter of 2003.

Total managed cat premiums written, representing gross catastrophe premiums written by Renaissance Reinsurance and by related joint ventures, were $441.4 million for the first quarter of 2004, compared to $464.7 million for the same quarter of 2003, representing a decrease of approximately 5%, which was in line with management's expectations. See the attached supplemental financial data for additional information regarding managed premiums.

JOINT VENTURE INCOME
--------------------

During the quarter, the income from the DaVinci joint venture and other fee income was $33.7 million, compared to $36.1 million during the first quarter of 2003. Of this, $16.9 million reflects fees and profit commissions, compared to $20.2 million in the first quarter of 2003, and $16.8 million reflects equity in earnings of unconsolidated ventures and DaVinci, versus $17.7 million in the comparable quarter of 2003.

Also during the quarter, the Company consummated its $119.7 million investment in ChannelRe Holdings Ltd. This investment has been reflected in the balance sheet under the caption "investments in other ventures, under the equity method", which also includes our investment in Top Layer Reinsurance Ltd. The earnings on our investment in ChannelRe Holdings Ltd. will be recorded one quarter in arrears, therefore the first quarterly earnings impact of this investment will be recorded in our consolidated statements of income in the second quarter.

UNDERWRITING RATIOS, RESERVE DEVELOPMENT:
-----------------------------------------

For the first quarter of 2004, the Company generated a combined ratio of 59.0%, a loss ratio of 36.2% and an expense ratio of 22.8%, compared to a combined ratio, loss ratio and expense ratio of 53.0%, 31.4% and 21.6% for the first quarter of 2003, respectively. The increase in the loss and expense ratios primarily relates to the increased scale of the Company's Individual Risk segment, which typically generates higher loss and expense ratios than the Reinsurance segment. For the quarter, the Company's Reinsurance segment generated a loss ratio of 28.0% and an expense ratio of 14.3%, compared to 28.4% and 17.4%, respectively, during the first quarter of 2003. The expense ratio includes the benefit of a reversal of an accrual for incentive compensation expense and in future periods management expects this expense ratio to return to higher levels. For the quarter, the Company's Individual Risk segment generated a loss ratio of 53.2% and an expense ratio of 40.2%, compared to 41.1% and 35.1%, respectively during the first quarter of 2003.

During the quarter, the Company recorded favorable development on prior year reserves of $21.7 million or a benefit of 7.0 points to the Company's quarterly loss ratio. The Company's Reinsurance segment contributed $16.9 million and the Individual Risk segment contributed $4.8 million of favorable development on prior year reserves. Net paid losses for the quarter were $59.4 million. See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

INVESTMENTS:
------------

Net investment income for the first quarter of 2004 was $35.1 million, compared to $31.4 million for the same quarter in 2003. Net investment income includes appreciation related to investments in hedge funds and private equity funds recorded during the first quarter of 2004 of $6.3 million compared to $3.3 million of net appreciation recorded during the first quarter of 2003.

The Company's cash flows from operations were $228.0 million for the first quarter of 2004.

SHAREHOLDERS' EQUITY:
---------------------

Shareholders' equity attributable to common shareholders was $2.2 billion at March 31, 2004, compared to $2.1 billion at December 31, 2003. Book value per common share at March 31, 2004 was $31.78 compared to $29.61 per common share at December 31, 2003.

In March 2004, we issued $250.0 million of Series C Preference Shares, a perpetual security. The Preferred Shares pay cumulative dividends at a rate of 6.08% per year.

               -------------------------------------------------

This Press Release includes certain non-GAAP financial measures including "operating income," "operating EPS or operating income per common share," "annualized operating return on equity," "managed cat premium" and "summary of income from joint venture relationships." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, May 5, 2004 at 8:00 a.m. (EST) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other structured relationships managed by our subsidiary Renaissance Underwriting Managers, and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.


Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003.

INVESTOR CONTACT:                                 MEDIA CONTACT:
Martin J. Merritt                                 David Lilly or Dawn Dover
Senior Vice President - Finance                   Kekst and Company
RenaissanceRe Holdings Ltd.                       (212) 521-4800
(441) 299-7230

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                    SUMMARY CONSOLIDATED STATEMENTS OF INCOME
                 For the quarters ended March 31, 2004 and 2003
        (in thousands of United States Dollars, except per share amounts)

                                               QUARTERS ENDED
                                ----------------------------------------------
                                   MARCH 31, 2004            MARCH 31, 2003
                                --------------------     ---------------------
                                                 (Unaudited)
REVENUES
  Gross premiums written             $    780,288               $   685,167

  Net premiums written               $    706,021               $   590,370
  Increase in unearned premiums          (396,452)                 (326,896)
                                     ---------------          ----------------
  Net premiums earned                     309,569                   263,474
  Net investment income                    35,050                    31,434
  Net foreign exchange gains                2,087                     3,951
  Equity in earnings of
   unconsolidated ventures                  6,520                     6,068
  Other income (expenses)                   1,109                      (563)
  Net realized gains on investments        32,521                    21,112
                                     ---------------          ----------------

  TOTAL REVENUES                          386,856                   325,476

EXPENSES
  Claims and claim expenses incurred      112,178                    82,780
  Acquisition expenses                     58,031                    42,133
  Operational expenses                     12,376                    14,907
  Corporate expenses                        4,552                     3,468
  Interest expense                          6,271                     4,499
                                     ---------------          ----------------

  TOTAL EXPENSES                          193,408                   147,787

Income before minority interest
  and taxes                               193,448                   177,689
Minority interest - Capital
  Securities                                   --                     1,455
Minority interest - DaVinci                17,990                    20,885
                                     ---------------          ----------------
Income before taxes                       175,458                   155,349
Income tax benefit                             --                        55

  NET INCOME                              175,458                   155,404
Dividends on preference shares              5,104                     4,119
                                     ---------------          ----------------

NET INCOME AVAILABLE TO COMMON
  SHAREHOLDERS                         $  170,354               $   151,285
                                     ===============          ================

Operating Income per Common Share
  - diluted *                          $     1.93               $      1.84

Net income available to common
  shareholders per Common Share -
  basic                                $     2.45               $      2.21
Net income available to common
  shareholders per Common Share -
  diluted                              $     2.38               $      2.14

Average shares outstanding - basic         69,444                    68,593
Average shares outstanding -
  diluted                                  71,592                    70,564

Claims and claim expense ratio               36.2%                     31.4%
Expense ratio                                22.8%                     21.6%
                                     ---------------          ----------------
Combined ratio                               59.0%                     53.0%
                                     ===============          ================

Operating return on average common
  equity (annualized) *                      25.5%                     33.3%
                                     ===============          ================

* Excludes realized gains on investments (see page 8)

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                       SUMMARY CONSOLIDATED BALANCE SHEETS
        (in thousands of United States Dollars, except per share amounts)

                                                            AT
                                 -------------------------------------------------------
                                   MARCH 31, 2004                    DECEMBER 31, 2003
                                 --------------------              ----------------------
                                   (Unaudited)                           (Audited)
ASSETS
Fixed maturity investments
  available for sale, at fair value  $    3,115,232                     $   2,947,841
Short term investments                      722,158                           660,564
Other investments                           448,227                           369,242
Cash and cash equivalents                    91,148                            63,397
                                 --------------------              ----------------------
    Total managed investment
      portfolio and cash                  4,376,765                          4,041,044
Equity investments in reinsurance
  company, at fair value                    156,638                            145,535
Investments in other ventures,
  under equity method                       193,532                             41,130
                                 --------------------              ----------------------
    Total investments and cash            4,726,935                          4,227,709
Premiums receivable                         434,222                            167,996
Ceded reinsurance balances                   71,728                             56,852
Losses recoverable                          131,955                            149,201
Accrued investment income                    23,386                             22,793
Deferred acquisition costs                  122,214                             75,261
Other assets                                 32,766                             29,890
                                 --------------------              ----------------------

    TOTAL ASSETS                     $    5,543,206                      $   4,729,702
                                 ====================              ======================

LIABILITIES, MINORITY INTEREST
  AND SHAREHOLDERS' EQUITY
LIABILITIES
Reserve for claims and claim
  expenses                            $   1,013,448                      $     977,892
Reserve for unearned premiums               768,352                            349,824
Debt                                        350,000                            350,000
Subordinated obligation to capital
  trust                                     103,093                            103,093
Reinsurance balances payable                 88,240                            131,629
Other liabilities                            91,066                             52,123
                                 --------------------              ----------------------
    TOTAL LIABILITIES                     2,414,199                          1,964,561
                                 --------------------              ----------------------

Minority interest - DaVinci                 388,274                            430,498

SHAREHOLDERS' EQUITY

Preference shares                           500,000                            250,000
Common shares and additional
  paid-in capital                           308,379                            314,414
Accumulated other comprehensive
  income                                    118,606                            113,382
Retained earnings                         1,813,748                          1,656,847
                                 --------------------              ----------------------

    TOTAL SHAREHOLDERS' EQUITY            2,740,733                          2,334,643
                                 --------------------              ----------------------
  TOTAL LIABILITIES, MINORITY
    INTEREST, AND SHAREHOLDERS'
    EQUITY                         $      5,543,206                      $   4,729,702
                                 ====================              ======================

BOOK VALUE PER COMMON SHARE        $          31.78                      $       29.61
                                 ====================              ======================

COMMON SHARES OUTSTANDING                    70,497                             70,399
                                 --------------------              ----------------------

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)

SEGMENT INFORMATION
-------------------


                                                           QUARTER ENDED MARCH 31, 2004
                                        ----------------------------------------------------------------
                                          REINSURANCE      INDIVIDUAL RISK      OTHER           TOTAL
                                        ---------------   -----------------  -----------  ---------------
Gross premiums written                   $     660,350     $      119,938     $    -         $   780,288
                                        ===============   =================               ===============

Net premiums written                     $     596,238     $      109,783          -         $   706,021
                                        ===============   =================               ===============
Net premiums earned                      $     208,793     $      100,776          -         $   309,569
Claims and claim expenses incurred              58,539             53,639          -             112,178
Acquisition expenses                            23,811             34,220          -              58,031
Operational expenses                             6,126              6,250          -              12,376
                                        ---------------   -----------------  -----------  ---------------

Underwriting income                      $     120,317     $        6,667          -             126,984
                                        ===============   =================
Other items                                                                   $  43,370           43,370
                                                                             ===========  ---------------
Net income available to common
  shareholders                                                                               $   170,354
                                                                                          ===============

Claims and claim expenses incurred -
  current accident year                  $      75,410     $       58,457                    $   133,867
Claims and claim expenses incurred -
  prior years                                  (16,871)            (4,818)                       (21,689)
                                        ---------------   -----------------  -----------  ---------------
Net claims and claim expenses incurred -
  total                                  $      58,539     $       53,639                    $   112,178
                                        ===============   =================               ===============


Claims and claim expense ratio -
  accident year                                  36.1%              58.0%                          43.2%
                                        ===============   =================               ===============
Claims and claim expense ratio - calendar
  year                                           28.0%              53.2%                          36.2%
Underwriting expense ratio                       14.3%              40.2%                          22.8%
                                        ---------------   -----------------               ---------------
Combined ratio                                   42.3%              93.4%                          59.0%
                                        ===============   =================               ===============


                                                           QUARTER ENDED MARCH 31, 2003
                                        ----------------------------------------------------------------
                                          REINSURANCE      INDIVIDUAL RISK      OTHER           TOTAL
                                        ---------------   -----------------  -----------  ---------------

Gross premiums written (1)               $     621,324    $      63,843      $   -           $   685,167
                                        ===============   =================               ===============
Net premiums written                     $     557,853    $      32,517          -           $   590,370
                                        ===============   =================               ===============
Net premiums earned                      $     200,433    $      63,041          -           $   263,474
Claims and claim expenses incurred              56,896           25,884          -                82,780
Acquisition expenses                            22,857           19,276          -                42,133
Operational expenses                            12,084            2,823          -                14,907
                                        ---------------   -----------------  -----------  ---------------
Underwriting income                      $     108,596    $      15,058          -               123,654
                                        ===============   =================
Other items                                                                   $   27,631          27,631
                                                                             ===========  ---------------
Net income available to common
  shareholders                                                                               $   151,285
                                                                                          ===============


Claims and claim expenses incurred -
  current accident year                  $      69,514     $      24,992                     $   94,506
Claims and claim expenses incurred -
  prior years                                  (12,618)              892                        (11,726)
                                        ---------------   -----------------               ---------------
Net claims and claim expenses incurred -
  total                                  $      56,896     $      25,884                     $   82,780


Claims and claim expense ratio - accident
  year                                           34.7%             39.6%                          35.9%
                                        ===============   =================               ===============

Claims and claim expense ratio - calendar
  year                                           28.4%             41.1%                          31.4%
                                        ===============   =================               ===============
Underwriting expense ratio                       17.4%             35.1%                          21.6%
                                        ---------------   -----------------               ---------------
Combined ratio                                   45.8%             76.2%                          53.0%
                                        ===============   =================               ===============

(1) Reinsurance segment gross premiums written excludes $4.7 million of premiums ceded from the Individual Risk segment.

                  RENAISSANCERE HOLDINGS LTD. AND SUBSIDIARIES
                           SUPPLEMENTAL FINANCIAL DATA
                     (in thousands of United States Dollars)

GROSS WRITTEN PREMIUMS                                                                           QUARTERS ENDED
----------------------                                                               ---------------------------------------
                                                                                        MARCH 31, 2004    MARCH 31, 2003
                                                                                     ------------------ --------------------
Renaissance cat premium                                                                $      299,136    $   308,719
Renaissance specialty premium                                                                 230,455        186,082
                                                                                     ------------------ --------------------

  Total Renaissance Reinsurance premium                                                       529,591        494,801
                                                                                     ------------------ --------------------
DaVinci cat premium                                                                           103,196        106,816
DaVinci specialty premium                                                                      27,563         19,707
                                                                                     ------------------ --------------------
  Total DaVinci Reinsurance premium                                                           130,759        126,523
                                                                                     ------------------ --------------------
    Total Reinsurance premium                                                                 660,350        621,324
Individual Risk premium (1)                                                                   119,938         63,843
                                                                                     ------------------ --------------------

    Total premiums                                                                     $      780,288    $   685,167
                                                                                     ================== ====================

Total Managed Cat Premiums (2)                                                         $      441,387    $   464,735
                                                                                     ================== ====================

Total Managed Specialty Premiums                                                       $      258,018    $   205,789
                                                                                     ================== ====================

(1) Includes combined premium ceded to Renaissance and DaVinci of $4.7 million for the quarter ended March 31, 2003. Such amounts of premium are excluded from the Renaissance and DaVinci premiums shown above.

(2) Total Managed Cat Premiums include Renaissance and DaVinci Cat Premium, as above, and Cat Premium of $39.1 million and $49.2 million for the quarters ended March 31, 2004 and 2003, respectively, written on behalf of our joint venture, Top Layer Re.

OTHER INCOME AND EQUITY IN EARNINGS OF UNCONSOLIDATED VENTURES                                    QUARTERS ENDED
--------------------------------------------------------------                         -------------------------------------
                                                                                         MARCH 31, 2004      MARCH 31, 2003
                                                                                       ------------------ --------------------
As Reported
-----------
Fee income                                                                               $    1,115        $  1,228
Other items                                                                                      (6)         (1,791)
                                                                                       ------------------ --------------------
  Total other income - as reported                                                            1,109            (563)
Equity in earnings of unconsolidated ventures                                                 6,520           6,068
                                                                                       ------------------ --------------------

  Total                                                                                  $    7,629        $  5,505
                                                                                       ================== ====================


Summary of income from joint venture relationships (1)
--------------------------------------------------
Fee income (2)                                                                           $   16,968        $ 20,204
Other items                                                                                      (6)         (1,791)
                                                                                       ------------------ --------------------
  Total other income                                                                         16,962          18,413
Equity in earnings of unconsolidated ventures and DaVinci                                    16,779          17,702
                                                                                       ------------------ --------------------

  Total                                                                                  $   33,741        $ 36,115
                                                                                       ================== ====================

(1) Reported GAAP presentation adjusted to reflect:
      - fee income and the Company's interest in DaVinci as if DaVinci were accounted for under the equity method.
      - other fee income on managed cat business which is reflected on the income statement as a reduction of acquisition and operational expenses.
(2) Excludes fee income received on capital invested by RenaissanceRe Holdings.

COMMENTS ON REGULATION G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" as used herein differs from "net income available to common shareholders", which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that "operating income" is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the registrant's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses operating income to calculate operating income per common share and operating return on average common equity. The following is a reconciliation of 1) net income available to common shareholders to operating income; 2) net income available to common shareholders per common share to operating income per common share; and 3) return on average common equity to operating return on average common equity:

                                                                                                  QUARTERS ENDED
                                                                                 --------------------------------------------
(In thousands of U.S. dollars)                                                      MARCH 31, 2004         MARCH 31, 2003
                                                                                 --------------------  ----------------------
Net income available to common shareholders                                         $       170,354        $        151,285
Adjustment for net realized gains on investments                                            (32,521)                (21,112)
                                                                                 --------------------  ----------------------

Operating income                                                                    $       137,833        $        130,173
                                                                                 ====================  ======================




Net income available to common shareholders per common share - diluted              $          2.38        $           2.14
  Adjustment for net realized gains on investments                                            (0.45)                  (0.30)
                                                                                 --------------------  ----------------------

Operating income per common share - diluted                                         $          1.93        $           1.84
                                                                                 ====================  ======================




Return on average common equity (annualized)                                                   31.5%                   38.7%
  Adjustment for net realized gains on investments                                             (6.0%)                  (5.4%)
                                                                                 --------------------  ----------------------

Operating return on average common equity (annualized)                                         25.5%                   33.3%
                                                                                 ====================  ======================

The Company has also included in this Press Release "managed cat premium". "Managed cat premium" is defined as gross catastrophe premium written by Renaissance Reinsurance and its related joint ventures. "Managed cat premium" differs from total catastrophe premium, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premium written on behalf of our joint venture Top Layer Re, which is accounted for under the equity method of accounting. Refer to supplemental financial data on gross written premiums.

The Company has also included in this Press Release "summary of income from joint venture relationships" which is a non-GAAP financial measure. The principal differences between "summary of income from joint venture relationships" and "other income and equity in earnings of unconsolidated ventures," which the Company believes is the most directly comparable GAAP measure, are that the results of DaVinci Reinsurance Ltd., a joint venture the financial results of which are consolidated in the Company's financial statements, are reflected in "summary of income from joint venture relationships" as if reported under the equity accounting method, and that this presentation also includes fees earned on certain quota share cessions of catastrophe business by the Company which are reflected on its income statement as a reduction of acquisition and operational expenses.